                     ASSIGNMENT AND ASSUMPTION AGREEMENT

            THIS ASSIGNMENT AND ASSUMPTION  AGREEMENT,  dated August 1,  2004, between DLJ Mortgage Capital, Inc., a Delaware corporation  ("Assignor"),  and
Credit Suisse First Boston Mortgage  Securities Corp., a Delaware  corporation
("Assignee"):

            For and in  consideration  of the assignment of the Mortgage Loans and the Agreements  (each, as defined below) from the Assignor to the Assignee as of the date  hereof,  the  Assignee  shall (a) pay to the  Assignor by wire transfer of  immediately  available  funds the net proceeds to the Assignor of the sale of the CSFB Home Equity Pass-Through Certificates,  Series 2004-FRE1,
less the amount initially  deposited into the Basis Risk Reserve Fund pursuant to the  Pooling  and  Servicing  Agreement  dated as of  August 1,  2004  (the
"Pooling  and  Servicing  Agreement"),  among the  Assignor,  as  seller,  the
Assignee,  as depositor,  Fremont Investment & Loan, as servicer,  Wells Fargo
Bank,  N.A.,  as back-up  servicer,  The  MurrayHill  Company,  as credit risk manager,  and U.S. Bank National  Association,  as trustee, the parties hereto hereby agree as follows:

            1.    The  Assignor  hereby  grants,   transfers  and  assigns  to
Assignee all of the right, title and interest of Assignor,  as Purchaser,  in, to and under (a) those  certain  mortgage  loans  listed on Exhibit A attached hereto (the  "Mortgage  Loans")  and (b) those  certain  agreements  listed on
Exhibit B attached  hereto (the  "Agreements")  with  respect to the  Mortgage
Loans.

            The  Assignor  specifically  reserves  and does not  assign to the
Assignee  hereunder any and all right, title and interest in, to and under and all  obligations of the Assignor with respect to any mortgage loans subject to the  Agreements  which  are not the  Mortgage  Loans  set  forth on  Exhibit A attached  hereto and are not the  subject of this  Assignment  and  Assumption
Agreement.

            2.    The  Assignor  warrants  and  represents  to, and  covenants with, the Assignee that:

                  a.    The  Assignor  is the  lawful  owner  of the  Mortgage
Loans with the full right to  transfer  the  Mortgage  Loans free from any and all claims and encumbrances whatsoever;

                  b.    The Assignor  has not  received  notice or, and has no
knowledge  of, any offsets,  counterclaims  or other  defenses with respect to the Agreements or the Mortgage Loans;

                  c.    The  Assignor  has not  waived or agreed to any waiver
under, or agreed to any amendment or other  modification of, the Agreements or
the  Mortgage  Loans,   including  without  limitation  the  transfer  of  the
servicing obligations under the Agreements.  The Assignor has no knowledge of, and has not  received  notice of, any  waivers  under or  amendments  or other modifications  of, or assignments  of rights or obligations  under or defaults under, the Agreements, or the Mortgage Loans; and

                  d.    Neither the Assignor  nor anyone  acting on its behalf
has offered, transferred,  pledged, sold or otherwise disposed of the Mortgage
Loans,  any interest in the Mortgage  Loans or any other similar  security to, or  solicited  any  offer  to  buy or  accept  a  transfer,  pledge  or  other disposition of the Mortgage  Loans,  any interest in the Mortgage Loans or any other  similar  security  from, or otherwise  approached  or  negotiated  with respect to the  Mortgage  Loans,  any  interest in the  Mortgage  Loans or any other  similar  security  with,  any person in any manner,  or made by general solicitation by means of general  advertising or in any other manner, or taken any other action which would  constitute a distribution  of the Mortgage Loans under the  Securities  Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the Mortgage Loans a violation of Section 5 of the
1933 Act or require registration pursuant thereto.

            3.    The  Assignee  warrants  and  represents  to, and  covenants with, the Assignor that:

                  a.    The Assignee is a corporation duly organized,  validly
existing  and in good  standing  under  the  laws of the  jurisdiction  of its incorporation,  and  has  all  requisite  corporate  power  and  authority  to acquire, own and purchase the Mortgage Loans;

                  b.    The Assignee has full  corporate  power and  authority
to  execute,   deliver  and  perform  under  this  Assignment  and  Assumption
Agreement,   and  to  consummate  the  transactions  set  forth  herein.   The
execution,  delivery and  performance  of the Assignee of this  Assignment and
Assumption  Agreement,   and  the  consummation  by  it  of  the  transactions
contemplated  hereby,  have been duly  authorized by all  necessary  corporate action of the Assignee.  This  Assignment  and  Assumption  Agreement has been duly  executed and  delivered by the  Assignee and  constitutes  the valid and legally binding  obligation of the Assignee  enforceable  against the Assignee in accordance with its respective terms;

                  c.    To the  best  of  Assignee's  knowledge,  no  material
consent,  approval,  order or  authorization  of,  or  declaration,  filing or registration with, any governmental  entity is required to be obtained or made by the Assignee in connection  with the execution,  delivery or performance by the Assignee of this Assignment and Assumption Agreement,  or the consummation by it of the transactions contemplated hereby;

                  d.    The  Assignee  agrees to be bound,  as  Purchaser  (as
defined in the Agreements),  by all of the terms,  covenants and conditions of the  Agreements  and the Mortgage  Loans,  and from and after the date hereof, the Assignee  assumes for the benefit of the  Assignor  all of the  Assignor's obligations as Purchaser thereunder, with respect to the Mortgage Loans;

                  e.    The Assignee  understands that the Mortgage Loans have
not been registered under the 1933 Act or the securities laws of any state;

                  f.    The purchase  price being paid by the Assignee for the
Mortgage  Loans is in excess of $250,000  and will be paid by cash  remittance of the full purchase price within sixty (60) days of the sale;

                  g.    The  Assignee  is  acquiring  the  Mortgage  Loans for
investment for its own account only and not for any other person;

                  h.    The   Assignee   considers   itself   a   substantial,
sophisticated  institutional  investor having such knowledge and financial and business  matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans;

                  i.    The Assignee has been furnished  with all  information
regarding the Mortgage Loans that it has requested from the Assignor;

                  j.    Neither the Assignee  nor anyone  acting on its behalf
has offered, transferred,  pledged, sold or otherwise disposed of the Mortgage
Loans, an interest in the Mortgage Loans or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the  Mortgage  Loans,  any  interest  in the  Mortgage  Loans or any  other similar  security from, or otherwise  approached or negotiated with respect to the Mortgage  Loans,  any interest in the Mortgage  Loans or any other similar security with, any person in any manner,  or made any general  solicitation by means of  general  advertising  or in any  other  manner,  or taken  any other action which would  constitute a distribution  of the Mortgage Loans under the
1933 Act or  which  would  render  the  disposition  of the  Mortgage  Loans a violation  of  Section  5 of the 1933  Act or  require  registration  pursuant thereto,  nor will it act,  nor has it  authorized  or will it  authorize  any person to act, in such manner with respect to the Mortgage Loans; and

                  k.    Either:  (1) the  Assignee is not an employee  benefit
plan  ("Plan")  within the meaning of section 3(3) of the Employee  Retirement
Income  Security Act of 1974,  as amended  ("ERISA")  or a plan (also  "Plan")
within the  meaning of Section  4975(e)(1)  of the  Internal  Revenue  Code of
1986,  as amended  ("Code"),  and the Assignee is not  directly or  indirectly purchasing  the Mortgage Loans on behalf of,  investment  manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the  Assignee's purchase of the  Mortgage  Loans will not result in a  prohibited  transaction under section 406 of ERISA or Section 4975 of the Code.

            IN WITNESS  WHEREOF,  the parties have caused this  Assignment and
Assumption  to be  executed by their duly  authorized  officers as of the date first above written.

DLJ MORTGAGE CAPITAL, INC.,              CREDIT SUISSE FIRST BOSTON MORTGAGE
as Assignor                              SECURITIES CORP.,
                                         as Assignee

By:/s/ Peter Sack                          By:/s/ John P. Graham
         Name: Peter Sack                         Name: John P. Graham
         Title:  Vice President                   Title:  Vice President

Taxpayer Identification Number:          Taxpayer Identification Number:
13-3460798                               13-3320910

                                  EXHIBIT A

                            Mortgage Loan Schedule

       [Attached as Schedule I to the Pooling and Servicing Agreement]

                                  EXHIBIT B

                              List of Agreements

              [On file with Orrick, Herrington & Sutcliffe LLP ]